Exhibit 99.2

CHP ANNUAL MEETING FORM OF PROXY

CNL Healthcare Properties, Inc. (Logo)

P.O. Box 4920

Orlando, FL 32802-4920

VOTE BY INTERNET— www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the prompts to obtain your records and create an electronic voting instruction form.

VOTE BY PHONE – 800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the touch-tone prompts.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge Investor Communication Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

Register to receive all future stockholder communications electronically, instead of in print by mail. This means that the Proxy Statement and other correspondence, including distribution statements and tax forms, can be accessed via the Internet. To sign up to receive these mailings electronically, or to review or change your current delivery preferences, visit our website at www.cnlhealthcareproperties.com/gopaperless.

CNL HEALTHCARE PROPERTIES, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSALS:

1. Transactions Proposal: The approval of the transactions contemplated by that certain Agreement and Plan of Merger, dated November 4, 2025, by and among CNL Healthcare Properties, Inc., Sonida Senior Living, Inc., CHP Merger Corp., SSL Sparti LLC, and SSL Sparti Property Holdings Inc., as may be amended, modified or supplemented from time to time, whereby, among other transactions and upon the terms and subject to the conditions set forth therein, CNL Healthcare Properties, Inc. will be acquired by Sonida Senior Living, Inc. pursuant to a series of mergers.

For ☐	Against ☐	Abstain ☐

2. Election of Directors: Election of five (5) directors, each for a term expiring at the 2027 annual meeting of stockholders or until his successor is duly elected and qualifies.

Nominees

01)	James M. Seneff, Jr.

For ☐	Against ☐	Abstain ☐

02)	Stephen H. Mauldin

For ☐	Against ☐	Abstain ☐

03)	J. Chandler Martin

For ☐	Against ☐	Abstain ☐

04)	Michael P. Haggerty

For ☐	Against ☐	Abstain ☐

05)	J. Douglas Holladay

For ☐	Against ☐	Abstain ☐

3. Auditor Ratification: Ratification of PricewaterhouseCoopers LLP as the Company’s independent registered certified public accounting firm for the fiscal year ending December 31, 2025.

For ☐	Against ☐	Abstain ☐

4. Adjournment: The adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies in favor of the foregoing proposals.

For ☐	Against ☐	Abstain ☐

The undersigned hereby acknowledge(s) receipt of a copy of the accompanying proxy statement and notice of the Annual Meeting, and hereby revoke(s) any proxy or proxies heretofore given with respect to the Annual Meeting. This proxy may be revoked at any time before it is exercised.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXY HOLDER UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date	Signature (Joint Owners) Date

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY

MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS

The Proxy Statement is available at:

www.proxyvote.com

PROXY

CNL HEALTHCARE PROPERTIES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby constitutes and appoints each of James M. Seneff, Jr. and Stephen H. Mauldin, each of them as proxies with full power of substitution in each to attend the Annual Meeting of Stockholders of CNL Healthcare Properties, Inc. to be held on March 6, 2026 at 10:00 a.m. Eastern Time, at CNL Center at City Commons, Tower I, 450 S. Orange Avenue, 13th Floor, Orlando, FL 32801, and any and all adjournments and postponements thereof (the “Annual Meeting”), to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the Annual Meeting and otherwise to represent the undersigned at the Annual Meeting with all powers the undersigned would have if personally present, hereby revoking all proxies previously given.

The votes entitled to be cast by the undersigned will be cast as directed. If the Proxy is executed but no direction is given, the votes entitled to be cast by the undersigned will be cast “FOR ALL” or

“FOR” the proposals stated.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side